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                                                                     Exhibit 5.1

                  [Letterhead of Weil, Gotshal & Manges LLP]

                                August 24, 2001

AutoNation Receivables Corporation
110 South East 6th Street
Ft. Lauderdale, Florida 33301

AutoNation Financial Services Corp.
110 South 6th Street
Ft. Lauderdale, Florida 33301

Ladies and Gentlemen:

We have acted as special counsel to AutoNation Receivables Corporation, a Delaware corporation, as Seller (the "Company"), and AutoNation Financial Services Corp., a Delaware corporation, as Servicer ("AutoNation Financial Services"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-3 (File No. 333-65408) under the Securities Act of 1933, as amended (the "Registration Statement") and the registration of the Asset-Backed Notes (the "Notes") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more supplements (each, a "Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement. Capitalized terms defined in the Registration Statement and used but not otherwise defined herein are used herein as so defined.

As described in the Registration Statement, the Notes of each series will be issued pursuant to an Indenture (the "Indenture") by and between a trust (the "Trust"), as issuer, and a trustee (the "Indenture Trustee"), with the Trust to be formed by the Company pursuant to an Owner Trust Agreement (the "Owner Trust Agreement") by and between the Company, as depositor, and an owner trustee (the "Owner Trustee"). The Notes issued by the Trust will include one or more classes of notes.

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials, and have made such inquiries of officers and representatives of the Company and AutoNation
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Financial Services as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed (i) the due incorporation and valid existence of the Company and AutoNation Financial Services, (ii) the due formation and valid existence of the applicable Trust and (iii) that the Company and AutoNation Financial Services have the requisite corporate power and authority to file the Registration Statement and the Company, the applicable Trust and AutoNation Financial Services have the requisite power and authority (corporate or other) to enter into and perform the Owner Trust Agreement, the Indenture and the Sale and Servicing Agreement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Notes, when as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate and other principal terms of such Notes have been duly approved by the Board of Directors of the Company, (iii) the Owner Trust Agreement, the Indenture and the Sale and Servicing Agreement relating thereto have been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and (iv) the Notes have been duly authorized and validly issued by the Owner Trustee on behalf of the applicable Trust and authenticated by the Indenture Trustee all in accordance with the terms and conditions of the Indenture and sold by the Company in the manner described in the Registration Statement, such Notes will have been legally issued, fully paid and non-assessable and will be enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to be named in the Prospectus as the attorneys who have passed upon the legality of the securities being offered thereby and to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Weil, Gotshal & Manges LLP

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